Exhibit 4.4.1


Private & Confidential


                             Dated 21 December 2006




                              TOP TANKERS INC.               (1)
                                       and
                         THE ROYAL BANK OF SCOTLAND plc      (2)


                              ____________________

                          FIRST SUPPLEMENTAL AGREEMENT

                              ____________________



                                                                     NORTON ROSE

                                    Contents



Clause                                                                     Page


1          Definitions..................................................... 1

2          Agreement of the Bank........................................... 2

3          Amendments to Principal Agreement .............................. 2

4          Representations and warranties ................................. 4

5          Conditions ..................................................... 5

6          Security Documents.............................................. 6

Schedule 1 Supplemental Letter (Security Documents).........................9

     THIS AGREEMENT is dated fRVR,NRT 2006 and made BETWEEN:

     (1)  TOP  TANKERS  INC.  with its  principal  place of  business at 1, Vas.
          Sofias  &  Meg.   Alexandrou  Str.,  151  24  Maroussi,   Greece  (the
          "Borrower");

     (2) THE ROYAL BANK OF SCOTLAND plc, acting for the purposes of this Agreement through its office at the Shipping Business Centre, 5-10 Great Tower Street, London, EC3P 3HX, England (the "Bank").

     WHEREAS:

     (A) this Agreement is supplemental to a facilities agreement dated 1 November 2005 (the "Principal Agreement") made between (1) the Borrower and (2) the Bank pursuant to which the Bank agreed to make a term loan facility of up to $195,656,899.82 and a revolving credit facility of up to $350,000,000 available to the Borrower upon the terms and conditions set out in the Principal Agreement;

     (B) pursuant to clause 2.4.5 of the Principal Agreement a Request has been made by the Borrower to drawdown a part of Facility B for the purpose of financing part of the purchase price of four Additional Ships which are newbuildings;

     (C) the Bank has accepted the Borrower's Request and has agreed to make available four Advances under Facility B each in the amount of five million eleven thousand six hundred and fifty Dollars ($5,011,650) (being 70% of the first instalment payable under each of the Contracts relating to the Additional Ships which are newbuildings) subject to the terms of the Principal Agreement including, without limitation, the satisfaction of all relevant conditions precedent;

     (D) the Bank and the Borrower confirm and agree that Facility B is in the current amount of $158,000,000 of which sum $96,000,000 has already been drawn down; and

     (E) the Borrower has requested that the terms of the Principal Agreement be revised and this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrower, agree to such revision.

     NOW  IT IS HEREBY AGREED as follows:

     1    Definitions

     1.1  Defined expressions

          Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

     1.2  Definitions

          In this Agreement, unless the context otherwise requires:

          "Effective Date" means the date, no later than 22 December 2006, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 in a form and substance satisfactory to it; and

          "Supplemental Letters" means the letters supplemental to the Security Documents executed or (as the context may require) to be executed by the Security Parties who are not party to this Agreement in favour of the Bank in the form set out in Schedule 1.

          References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof', "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

     1.4  Headings

          Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

     1.5  Construction of certain terms

          Clause 1.4 of the Principal Agreement shall apply to this agreement mutatis mutandis as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

     2    Agreement of the Bank

          The Bank, relying upon the representations and warranties on the part of the Borrower contained in clause 4, agrees with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 22 December 2006 of the conditions contained in clause 5, the Bank agrees to the amendment of the Principal Agreement on the terms set out in clause 3.

     3    Amendments to Principal Agreement

     3.1  Amendments

          The Principal Agreement shall, with effect from the Effective Date, be amended in accordance with the following provisions (and the Principal Agreement will continue to be binding upon each of the parties hereto upon such terms as so amended):

    3.1.1 by  inserting  the  following  new  definition  in clause  1.2 of the
          Principal  Agreement  in  alphabetical  order:   ""First  Supplemental
          Agreement" means the agreement dated Zi Deter 2006 supplemental to this Agreement made between (1) the Borrower and (2) the Bank;";

    3.1.2 by inserting the words "and as supplemented and amended by the First Supplemental Agreement," after the words "means this Agreement" in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;

    3.1.3 by deleting the definition of "Security Requirement" in clause 1.2 of the Principal Agreement and inserting the following new definition in its place:

          '"'Security Requirement" means, subject to the provisions of clause 4.5, the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which is at any relevant time one hundred and thirty per cent (130%) (or for the purposes of clause 4.5 only one hundred and sixty seven per cent (167%)) of (a) the Loan and (b) the notional or actual costs as certified by the Bank in its discretion at any relevant time of cancelling, netting out, terminating, liquidating, transferring or assigning the rights, benefits and obligations created by any Transaction or the Master Swap Agreement;";

    3.1.4 by deleting the definition of "Security Value" in clause 1.2 of the Principal Agreement and inserting the following new definition in its place:

          ""Security Value" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which, at any relevant time, is the aggregate of (a) the charter-free market value of the Mortgaged Ships as most recently determined in accordance with clause 8.22; (b) the value of any Additional Ships which are newbuildings as most recently determined in accordance with clause
          8.2.2 less any part of the Contract Price which has not been paid by the Borrower or the relevant Owner to the relevant Builder under the relevant Contract; and (c) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;";

    3.1.5 by deleting the definition of "Ship Security Documents" in clause 1.2 of the Principal Agreement and inserting the following new definition in its place:

          ""Ship Security Documents" means in respect of each Ship the relevant Mortgage, the relevant Deed of Covenant and/or General Assignment, the relevant Manager's Undertakings and in the case of an Additional Ship which is a newbuilding the Pre-delivery Security Assignment and "Ship Security Document" means any of them;";

    3.1.6 by deleting clause 2.4.10(a) of the Principal Agreement and inserting the following wording in its place:

          "the ratio of the Loan to the Fair Market Value of all the Mortgaged Ships not exceeding 75% both prior to and immediately following the drawdown of the relevant Advance of Facility B; and";

    3.1.7 by adding a new clause 8.1.18 as follows:

          "8.1.18 Newbuilding

          in the case of an Additional Ship which is a newbuilding and in respect of which the Borrower or the relevant Owner (as appropriate) is not utilising the facilities made available pursuant to this Agreement to finance all instalments of the Contract Price or the entire Contract Price, pay all instalments of the Contract Price or any part of the Contract Price not being financed under this Agreement in full and in a timely manner and otherwise in accordance with the terms of the relevant Contract and will not incur any Borrowed Money to assist it to finance any part of the Contract Price except for Borrowed Money pursuant to the Security Documents.";

    3.1.8 by deleting clause 10.1.31 and replacing it with the following:

          "10.1.31 Non-Delivery of Ship:

          a Ship is not delivered to and accepted by the Borrower or the relevant Owner under a Contract either:

          (a) on or before the Termination Date (or such later date as the Bank in its absolute discretion may agree in writing); and/or

          (b) on the date that it is obliged to take Delivery of the relevant Ship in accordance with any relevant Contract and its failure to take such Delivery will constitute a breach of the provisions of the relevant Contract; or";

     3.1.9 by adding a new clause 10.1.39 as follows:

          "10.1.39 Newbuilding:

          the Borrower or the relevant Owner as the case may be fails to pay all instalments of the Contract Price or any part of the Contract Price not being financed under this Agreement in full and in a timely manner and otherwise in accordance with the terms of the relevant Contract for an Additional Ship which is a newbuilding or the Bank determines in its reasonable opinion that the Borrower or the relevant Owner will not be in a position to pay all such instalments of the Contract Price or any part of the Contract Price not being financed under this Agreement as aforesaid; and";

   3.1.10 by adding a new clause 10.1.40 reading as follows:

          "10.1.40 Failure to create a Mortgage:

          The Borrower or the relevant Owner fails to execute and register at the Registry a valid and effective Mortgage over any Additional Ship which is a newbuilding immediately following Delivery of such
          Additional Ship pursuant to the relevant Contract or the Bank determines in its reasonable opinion that the Borrower or the relevant Owner will not (or is unlikely to) be able and/or willing to execute and register at the Registry such Mortgage immediately upon Delivery of such Additional Ship.";

    3.1.11 by deleting  clause  16.1.3(a) and replacing it with the  following:


               "(a) to the  Borrower  and any Owner at:

                    c/o Top  Tankers  Inc.
                    1, Vas. Sofias & Meg. Alexandrou Str.
                    151 24 Maroussi
                    Greece

                    Fax no:     +30 210 699 5361
                    Attention:  Mrs Eirini Alexandropoulou";

    3.1.12 by inserting the words "(including without limitation in the case of an Additional Ship which is a newbuilding the Pre-delivery Security
          Assignment)"  after  the  words  "the  Ship  Security   Documents"  in
          paragraph (I), Part 3 of Schedule 3 to the Principal Agreement;

    3.1.13 by inserting the words "other than with respect to any Refund Guarantee which the Borrower and/or the relevant Owner shall provide in original form and which Refund Guarantee shall be in a form and substance acceptable to the Bank" at the end of paragraph (e), Part 3 of Schedule 3 to the Principal Agreement; and

    3.1.14 by  deleting  the words  "clause  9.2" in the  heading  of Part 4 of
          Schedule 3 to the Principal Agreement and replacing them with the words "clause 9.4".

     4    Representations and warranties

     4.1  Primary representations and warranties

          The Borrower represents and warrants to the Bank that:

    4.1.1 Existing representations and warranties the representations and warranties set out in clause 7 of the Principal Agreement were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

    4.1.2 Corporate power

          the Borrower has power to execute, deliver and perform its obligations under this Agreement and all documents and other instruments to be executed by it in accordance with this Agreement to which it is or is to be a party and all necessary corporate, shareholder and other action has been taken by the Borrower to authorise the execution, delivery and performance of this Agreement and all documents and other instruments to which it is or is to be a party;

    4.1.3 Binding obligations

          this Agreement constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms;

    4.1.4 No conflict with other obligations

          the execution, delivery and performance of this Agreement by the Borrower will not (a) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which the Borrower is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the constitutional documents of the Borrower or (d) result in the creation or imposition of or oblige the Borrower to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of the Borrower;

    4.1.5 No filings required

          it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

    4.1.6 Choice of law

          the choice of English law to govern this Agreement and the submission by the Borrower to the non-exclusive jurisdiction of the English courts are valid and binding; and

    4.1.7 Consents obtained

          every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by the Borrower in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Borrower of its obligations under this Agreement has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

     4.2  Repetition of representations and warranties

          Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the Principal Agreement shall be deemed to be repeated by the Borrower on the date of execution of this Agreement as if made with reference to the facts and circumstances existing on such day.

     5    Conditions

     5.1  Documents and evidence

          The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank of the following conditions precedent in a form and substance satisfactory to the Bank in its sole discretion:

    5.1.1 the Supplemental Letters duly executed;

    5.1.2 evidence as to the due authority of the person(s) signing and/or executing this Agreement and the Supplemental Letters hereto;

    5.1.3 evidence that the Borrower has properly and validly executed this Agreement and is binding upon it;

    5.1.4 evidence that each Security Party has properly and validly executed a Supplemental Letter in relation to those Security Documents to which it is a party and is binding upon it;

    5.1.5 evidence that the Borrower and each of the other Security Parties has obtained all consents and authorisations necessary to enable each of them to enter into this Agreement in the case of the Borrower and the Supplemental Letters in the case of the Security Parties and all documents and other instruments to be executed by each of them in connection therewith or pursuant thereto;

    5.1.6 evidence that the Borrower is in good standing under the laws of the Marshall Islands and that each Owner is in good standing under the laws of the Relevant Jurisdiction;

    5.1.7 if so required by the Bank, legal opinions in relation to the laws of the Marshall Islands and Liberia in favour of the Bank confirming (inter alia) the due execution of this Agreement and the Supplemental Letters; and

    5.1.8 an original or certified true copy of a letter from the Borrower's agent for receipt of service of proceedings accepting its appointment under this Agreement as the Borrower's process agent.

     5.2  General conditions precedent

          The agreement of the Bank referred to in clause 2 shall be further subject to:

    5.2.1 the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

    5.2.2 no Default having occurred and continuing at the time of the Effective Date.

     5.3  Waiver of conditions precedent

          The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

     6    Security Documents

          The Borrower further acknowledges and agrees, for the avoidance of doubt, that:

    6.1.1 each of the  Security  Documents  to  which  it is a  party,  and its
          obligations  thereunder,   shall  remain  in  full  force  and  effect
          notwithstanding the amendments made to the Principal Agreement by this Agreement; and

    6.1.2 with effect from the Effective Date, references to "the Agreement" or "the Loan Agreement" in any of the Security Documents to which it is a party shall henceforth be reference to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.

     7    Expenses

          The Borrower hereby undertakes to pay all legal and other expenses or disbursements incurred by the Bank in the negotiation, preparation and execution of this Agreement and in connection with the fulfilment of the conditions specified in clause 5.

     8    Miscellaneous and notices

     8.1  Notices

          The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

     8.2  Third Party Rights

          No term of this Agreement shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

     8.3  Counterparts

          This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

     9    Law and jurisdiction

          This Agreement shall be governed by, and construed in accordance with, English law and the provisions of clause 17 of the Principal Agreement shall be deemed incorporated herein mutatis mutandis as if the same were expressly stated herein.

IN WITNESS WHEREOF the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.


SIGNED for and on behalf of    )          /s/ Stamotis Tsautauis
TOP TANKERS INC.               )          -----------------------
by Stamotis Tsautouis          )          Attorney-in-fact


SIGNED for and on behalf of    )          /s/ Graham Locker
THE ROYAL BANK OF SCOTLAND plc )          -----------------------
by Graham Locker               )          Authorized Signature